Exhibit 99.1

CRISPR Therapeutics Appoints Samarth Kulkarni, Ph.D. as President,

Expanding Role Beyond Chief Business Officer To Oversee U.S. Operations

Company to further strengthen senior leadership team at a critical phase in bringing lead hemoglobinopathies programs into the clinic

BASEL, Switzerland and CAMBRIDGE, Mass., – May 4, 2017 – CRISPR Therapeutics (NASDAQ:CRSP), a biopharmaceutical company focused on developing transformative gene-based therapeutics for patients with serious diseases, has promoted Dr. Samarth Kulkarni, Ph.D. to the role of President and Chief Business Officer of CRISPR Therapeutics Inc., as announced today by Dr. Rodger Novak, M.D., Chief Executive Officer of CRISPR Therapeutics. The new role reflects Dr. Kulkarni’s increased responsibilities in leading the strategic direction of the company and overseeing its U.S. operations. Dr. Kulkarni will continue to lead strategy, business development, investor relations and external communications in his expanded role.

Over the past two years as Chief Business Officer, Dr. Kulkarni had a leading role in the establishment of its key collaborations with Vertex and Bayer, and played a major part in helping finance the company’s operations through its IPO. “Sam has played a pivotal role in enabling the rapid growth of the company, and we look forward to his continued leadership”, said Dr. Rodger Novak. “Additionally, as we rapidly move our lead programs to the clinic, we will look to further expand our senior management with leaders having deep expertise in later-stage clinical development and registration of breakthrough therapies “.

CRISPR Therapeutics’s lead program, which aims to provide a functional cure for beta thalassemia and sickle cell disease, is on track and the company is planning to file for a clinical trial authorization in Europe by the end of 2017. CRISPR Therapeutics Inc., is a wholly-owned subsidiary and base of R&D operations for CRISPR Therapeutics AG, parent company of the CRISPR group.

About CRISPR Therapeutics

CRISPR Therapeutics is a leading gene-editing company focused on developing transformative gene-based medicines for serious diseases using its proprietary CRISPR / Cas9 gene-editing platform. CRISPR / Cas9 is a revolutionary technology that allows for precise, directed changes to genomic DNA. The company’s multi-disciplinary team of world-class researchers and drug developers is working to translate this technology into breakthrough human therapeutics in a number of serious diseases. Additionally, CRISPR Therapeutics has established strategic collaborations with Bayer AG and Vertex Pharmaceuticals to develop CRISPR-based therapeutics in diseases with high unmet need. The foundational CRISPR / Cas9 patent estate for human therapeutic use was licensed from the company’s scientific founder Emmanuelle Charpentier, Ph.D. CRISPR Therapeutics AG is headquartered in Basel, Switzerland, with its wholly-owned U.S. subsidiary, CRISPR Therapeutics, Inc., and R&D operations based in Cambridge, Massachusetts. For more information, please visit http://www.crisprtx.com.

CRISPR Forward-Looking Statement

Certain statements set forth in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements concerning: the therapeutic value, development and the commercial potential of CRISPR/Cas-9 gene editing technologies. You are cautioned that forward-looking statements are inherently uncertain. Although the company believes that such statements are based on reasonable assumptions within the bounds of its knowledge of its business and operations, the forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those projected or suggested in the forward-looking statements due to various risks and uncertainties. These risks and uncertainties include, among others: uncertainties inherent in the initiation and conduct of preclinical and clinical studies for the company’s product candidates; availability and timing of results from preclinical and clinical studies; whether results from a preclinical study or clinical trial will be predictive of future results in connection with future trials or use; expectations for regulatory approvals to conduct trials or to market products; and those risks and uncertainties described in Item 1A under the heading “Risk Factors” in the company’s annual report on

Form 10-K, and in any other subsequent filings made by the company with the U.S. Securities and Exchange Commission (SEC), which are available on the SEC’s website at https://www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The information contained in this press release is provided by the company as of the date hereof, and, except as required by law, the company disclaims any intention or responsibility for updating or revising any forward-looking information contained in this press release.

MEDIA CONTACT:

Jennifer Paganelli

WCG for CRISPR

347-658-8290

jpaganelli@wcgworld.com

INVESTOR CONTACT:

Chris Brinzey

Westwicke Partners for CRISPR

339-970-2843

chris.brinzey@westwicke.com

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